Exhibit 99.1

Moving iMage Technologies Announces Fourth Quarter and Full-Year Fiscal 2022 Results

Annual revenue growth of 152% to $18.4 Million

Initiates fiscal 2023 revenue guidance of $22.0 to $23.5 million (+20 to 28% growth) and non-GAAP EPS of $0.04 to $0.08

Fountain Valley, CA – Sept. 23, 2022: Moving iMage Technologies, Inc. (NYSE AMERICAN: MITQ), (“MiT”), a leading digital cinema technology company, today announced results for its fourth fiscal quarter and full-year ended June 30, 2022.

“We completed our first year as a public company on a high-note, reporting 167% revenue growth for the fourth fiscal quarter and 152% for fiscal 2022,” said Phil Rafnson, chairman and chief executive officer. “The positive tailwinds in the industry remained intact, as movies such as Top Gun: Maverick, dominated the domestic box office and already putting its performance during the first half of calendar 2022 ahead of full-year calendar 2021. Additionally, the technology and theater upgrade cycle still remains in the early innings, and, when combined with our industry leadership, allowed us to finish the year from a position of strength.”

Fiscal Fourth Quarter 2022 Highlights (versus fiscal 2021)

•	Revenue increased 166.7% to $5.6 million versus $2.1 million;

•	GAAP and Non-GAAP operating loss were ($0.5) million and ($0.1) million versus ($0.6) million and ($0.6) million, respectively;

•	GAAP Net loss and diluted loss per share of ($0.7) million and ($0.07) versus net income and earnings per share (EPS) of $0.1 million and $0.01, respectively;

•	Non-GAAP net loss and diluted loss per share of ($0.4) million and ($0.04) versus ($0.6) million and ($0.11), respectively;

Fiscal 2022 Highlights (versus fiscal 2021)

•	Revenue increased 152.1% to $18.4 million versus $7.3 million;

•	GAAP and Non-GAAP operating loss of ($1.8) million and ($1.0) million versus ($1.6) million and ($1.6) million, respectively;

•	GAAP net loss and diluted loss per share of ($1.4) million and ($0.13) versus ($0.7) million and ($0.11), respectively;

•	Non-GAAP net loss and diluted loss per share of ($1.3) million and ($0.12) versus ($0.7) million and ($0.24), respectively;

•	Cash, cash equivalents and marketable securities of $7.0 million.

Select Financial Metrics: Fiscal 2022 versus Fiscal 2021 as of 6/30/2022*

(in millions, except for Loss per Share and percentages)	4Q22	4Q21	Change	FY 2022	FY 2021	Change
Total Revenue	$5.6	$2.1	166.7%	$18.4	$7.3	152.1%
Gross Profit	$1.5	$0.4	256.3%	$4.5	$1.7	164.7%
Gross Margin	26.8%	20.0%		24.5%	23.3%
GAAP Operating Loss	$(0.5)	$(0.6)	16.7%	$(1.8)	$(1.6)	-12.5%
Non-GAAP Operating Loss	$(0.1)	$(0.6)	80.5%	$(1.0)	$(1.6)	38.7%
GAAP Net Income (Loss)	$(0.7)	$0.1	nm	$(1.4)	$(0.7)	-100.0%
Non-GAAP Net Loss	$(0.4)	$(0.6)	40.7%	$(1.3)	$(0.7)	81.3%
GAAP Diluted Income (Loss) Per Share	$(0.07)	$0.01	nm	$(0.13)	$(0.11)	-18.2%
Non-GAAP Diluted Loss Per Share	$(0.04)	$(0.11)	68.9%	$(0.12)	$(0.24)	49.4%

nm = not measurable/meaningful; *may not add up due to rounding

Fiscal 2023 Commentary and Guidance

“As we look to fiscal 2023, we expect to benefit from our existing backlog of projects, sales of our proprietary manufactured projects and the ramping of our emerging products, specifically our CineQC SaaS platform and our eSports mobile carts. Given the early stages of the latter, which will have a small impact on our financial results during the first half of the year, we are targeting full-year revenue to be in the range of $22 to $23.5 million (20% to 28% growth). Within this range, we would expect to report non-GAAP EPS of between $0.04 and $0.08.” concluded Rafnson.

	Fiscal 2023 Guidance	Fiscal 2022 Actuals	Change
Revenue	$22.0 - $23.5 Million	$18.4 Million	+20 - 28%
Non-GAAP EPS	$0.04 - $0.08	($0.13)	+$0.17 - 0.21
Diluted Shares Outstanding	10.9 million	10.6 million	+0.3 million

Earnings Webcast and Replay Information

Management will host a webcast to review the Company’s results and forward expectations. Investors can submit questions ahead of time to brian@haydenir.com or ask questions through the webcast portal in real-time.

Webcast Date/Time: Friday September 23, 2022, 11:00 AM ET
Webcast Location: https://investors.movingimagetech.com/

Replay

Toll Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Pin Number: 13732931
Replay Start: Friday September 23, 2022, 2:00 PM ET
Replay Expiry: Friday October 7, 2022, 11:59 PM ET

About Moving iMage Technologies

Moving iMage Technologies is a leading manufacturer and integrator of purpose-built technology solutions and equipment to support a wide variety of entertainment applications, with a focus on motion picture exhibitions, sports venues and eSports. MiT offers a wide range of products and services, including custom engineering, systems design, integration and installation, enterprise software solution, digital cinema, A/V integration, as well as customized solutions for emerging entertainment technology. MiT’s Caddy Products division designs and sells proprietary cup-holder and other seating-based products and lighting systems for theaters and stadiums.  For more information, visit www.movingimagetech.com.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share amounts)

	June 30,
	2022	2021
Assets
Current Assets:
Cash	$2,340	$1,270
Marketable securities	4,363	—
Accounts receivable, net	1,762	454
Inventories, net	4,033	1,534
Prepaid expenses and other	864	95
Total Current Assets	13,362	3,353
Long-Term Assets:
Marketable securities	325	—
Property, plant and equipment, net	22	21
Intangibles, net	839	935
Goodwill	287	287
Other assets	16	1,133
Total Long-Term Assets	1,489	2,376
Total Assets	$14,851	$5,729

Liabilities And Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$1,583	$1,911
Accrued expenses	655	620
Customer deposits	3,158	1,339
Line of credit	—	590
Notes payable – current	—	237
Unearned warranty revenue	18	34
Total Current Liabilities	5,414	4,731

Long-Term Liabilities:
Notes payable, net of current portion	—	1,702
Deferred rent	22	25
Total Long-Term Liabilities	22	1,727
Total Liabilities	5,436	6,458
Stockholders’ Equity/(Deficit)
Common stock, $0.00001 par value, 100,000,000 shares authorized, 10,828,398 and 5,666,667 shares issued and outstanding at June 30, 2022 and 2021, respectively	—	—
Additional paid-in capital	12,500	1,011
Accumulated deficit	(3,085)	(1,740)
Total Stockholders’ Equity (Deficit)	9,415	(729)
Total Liabilities and Stockholders’ Equity (Deficit)	$14,851	$5,729

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share amounts)

	Three Months	Three Months
	Ended	Ended	Year Ended	Year Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Net sales	$5,623	$2,171	$18,351	$7,247
Cost of goods sold	4,147	1,772	13,890	5,558
Gross profit	1,476	399	4,461	1,689

Operating expenses:
Research and development	66	49	238	152
Selling and marketing	736	524	2,389	1,458
General and administrative	1,126	431	3,596	1,640
Total operating expenses	1,928	1,004	6,223	3,250
Operating loss	(452)	(605)	(1,762)	(1,561)
Other (income) expense:
Unrealized gain on marketable securities	259	—	242	—
Realized gain on marketable securities	6	—	6	(459)
PPP loan and interest forgiveness	—	(694)	(705)	(694)
Interest and other income	2	—	—	—
Interest expense	—	43	40	237
Total other (income) expense	267	(651)	(417)	(916)
Net income (loss)	$(719)	$46	$(1,345)	$(645)
Weighted average shares outstanding: basic and diluted	10,788,285	5,666,667	10,577,994	5,645,617
Net income (loss) per common share basic and diluted	$(0.07)	$0.01	$(0.13)	$(0.11)

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended	Year Ended
	June 30,	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(1,345)	$(645)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	(705)	(694)
Provision for doubtful accounts	(218)	73
Depreciation expense	19	132
Amortization expense	96	95
Deferred rent	(3)	5
Stock option compensation expense	245	—
Unrealized loss on investments	242	—
Realized (gain) loss on investments	6	(459)
Changes in operating assets and liabilities
Accounts receivable	(1,090)	282
Inventories	(2,499)	60
Prepaid expenses and other	348	(444)
Accounts payable	(328)	(783)
Accrued expenses	42	162
Unearned warranty revenue	(16)	8
Customer deposits	1,819	511
Net cash used in operating activities	(3,387)	(1,697)
Cash flows from investing activities
Sales of marketable securities	641	550
Purchases of marketable securities	(5,577)	—
Purchases of property, plant and equipment	(20)	(2)
Net cash provided by (used in) investing activities	(4,956)	548
Cash flows from financing activities
Net proceeds from initial public offering	11,244	—
Payments on notes payable	(1,241)	(62)
Payments on line of credit	(590)	(60)
Paycheck Protection Program loan proceeds	—	698
Proceeds from private placement	—	784
Net cash provided by financing activities	9,413	1,360
Net increase in cash	1,070	211
Cash, beginning of the year	1,270	1,059
Cash, end of the year	$2,340	$1,270
Non-cash investing and financing activities:
Deferred IPO costs	$—	$246
Reclassification of IPO related costs from other assets to equity	$1,116	$—
Cash paid during the period:
Interest	$40	$237

Use of Non-GAAP Measures

The Company uses non-GAAP operating income, net income and loss per share as a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that that the elimination of one-time items is useful in evaluating our core operating results and when comparing results to prior periods. However, non-GAAP metrics are not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of loss from operations to adjusted net loss, (in thousands except for Loss per Share and shares outstanding)	4Q22	4Q21	FY22	FY21
Income (Loss) from Operations	$(452)	$(605)	$(1,762)	$(1,561)
Adjustments:
Stock-based Compensation Expense	$(235)	-	$(413)	-
Professional Services	$(100)		$(100)
Line of Credit Guarantee	-	-	$(50)	-
S-8 Auditors Fees - Incentive Plan Shares (IPO)	-	-	$(8)	-
Staff Retention Bonuses (COVID-19)	-	-	$(210)	-
Total Adjustments	$(335)	$0	$(781)	$0
Non-GAAP Income (Loss) from Operations	$(117)	$(605)	$(981)	$(1,561)
Other (Income) Expense	$267	$(694)	$(457)	$(1,153)
Interest Expense	$0	$43	$40	$237
Adjustments:
PPP Loan Foregiveness		$694	$705	$694
Non-GAAP Net Income (Loss)	$(384)	$(648)	$(1,269)	$(1,339)

Non-GAAP Income (Loss) per Share	$(0.04)	$(0.11)	$(0.12)	$(0.24)
Weighted Average Shares Outstanding, Basic and Diluted	10,788,285	5,666,667	10,577,994	5,645,617